Exhibit 99.1

For Immediate Release

Orbic North America and GCT Semiconductor Sign LOI to Develop and Supply Orbic-Branded FWA Gateway and Mobile Hotspot with GCT’s Verizon-Certified 5G Module

HAUPPAUGE, NEW YORK & SAN JOSE, CALIFORNIA (April 16, 2025) — Orbic North America, LLC (“Orbic”), an international leader in mobile technology innovation, and GCT Semiconductor Holding, Inc. (“GCT”) (NYSE: GCTS), a leading designer and supplier of advanced 5G and 4G semiconductor solutions, today announced the signing of a letter of intent (LOI) for a partnership to jointly develop and supply an Orbic-branded mobile hotspot and FWA gateway utilizing a Verizon-certified 5G module based on GCT’s new 5G chipset.  The LOI outlines the framework for collaboration between the parties, including terms related to volume purchases for supply to Verizon and other operators.

As part of the collaborative multi-phase market rollout, Orbic and GCT will initially focus on devices for the Verizon network. Additionally, they will offer versions of the module and devices, including mobile hotspots and CPEs, to other network operators worldwide.  GCT will support the joint development and technical efforts by providing core services, including technical expertise, and chipsets for volume production requirements.

“We are thrilled to partner with Orbic, a trusted and established Verizon supplier, to embark on the development and supply of a state-of-the-art 5G module for mobile hotspots and FWA gateways,” says John Schlaefer, CEO of GCT. “This collaboration underscores GCT’s commitment to innovation and delivering cutting-edge 5G technology solutions.  As we work together to create a Verizon-certified 5G module, we are confident that the new Orbic-branded devices using the GCT 5G chipset will set new standards for connectivity and performance.”

“By combining Orbic's cutting-edge 5G device innovation with GCT's deep expertise in advanced wireless connectivity, we are strengthening our ability to deliver transformative solutions," said Mike Narula Founder, and CEO of Orbic. "This partnership will not only broaden the reach of our wireless access innovations but also extend the benefits of wireless connectivity without the need for traditional copper connection, all while ensuring exceptional service quality.”

Orbic is building a state-of-the-art manufacturing facility in Hauppauge, NY, which will be utilized for manufacturing CPEs, mobile hotspot, smartphones and tablets.

The partnership contemplated by the LOI is subject to the negotiation of and entry into definitive agreements, and the parties intend to complete this process as soon as practicable.

About Orbic

Orbic, a US-headquartered technology company based in New York, reimagines the connected experience by thinking outside of the mainstream. Using best-in-class technology, Orbic provides meaningful features to customers seeking something unique and accessible to all, without exclusion. As a leader in developing and manufacturing innovative mobile solutions for smart, value-tech consumers, Orbic offers a full portfolio of connected solutions from smartphones and tablets to mobile hotspots and connected laptops. Orbic's extensive global ecosystem of partners, suppliers, and carriers ensures that their products deliver exceptional value and performance, making high-quality technology accessible to a wider audience.  For more information, visit www.orbic.us.

About GCT Semiconductor

GCT is a leading fabless designer and supplier of advanced 5G and 4G LTE semiconductor solutions. GCT's market-proven solutions have enabled fast and reliable 4G LTE connectivity to numerous commercial devices such as CPEs, mobile hotspots, routers, M2M applications, smartphones, etc., for the world's top wireless carriers. GCT's system-on-chip solutions integrate radio frequency, baseband modem and digital signal processing functions, therefore offering complete 4G and 5G platform solutions with small form factors, low power consumption, high performance, high reliability, and cost-effectiveness. For more information, visit www.gctsemi.com.

Contacts:

Orbic North America, LLC
•	Danny Adamopoulos, EVP Global Strategy and Operations danny.adamopoulos@orbic.us

GCT Semiconductor:
•	GCT Investor relations website: investors.gctsemi.com
•	GCT Investor relations contact: Gateway Group, Matt Glover & Ralf Esper, GCT@gateway-grp.com
•	GCT Media contact: media@gctsemi.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, statements regarding GCT’s partnership with Orbic and the development of 5G products. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results, include, but are not limited to: the ability of the Company to develop its 5G products and generate revenue; the ability of the Company to enter into and meet the obligations under partnership and collaboration agreements; the ability of the Company to grow and manage growth profitability and retain its key employees; the Company’s financial and business performance, including the Company’s financial projections and business metrics; changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans; the Company’s inability to anticipate the future market demands and future needs of its customers; the impact of component shortages, suppliers’ lack of production capacity, natural disasters or pandemics on the Company’s sourcing operations and supply chain; the Company’s future capital requirements and sources and uses of cash; the ability of the Company to raise sufficient capital to fund its operations; the ability to implement business plans, forecasts, and other expectations, including the growth of the 5G market; the risk that the Company may not be able to repay its debt; the risk of economic downturns that affects the Company's business operation and financial performance; the risk that the Company may not be able to develop and design its products acceptable to its customers;

actual or potential conflicts of interest of the Company's management with its public stockholders; and other risks and uncertainties indicated from time to time in the Company’s filings with SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and those disclosures under the "Risk Factors" sections therein. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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